Exhibit 10.2

                               Exhibit 2.4(b) (LF)

                         NON-NEGOTIABLE PROMISSORY NOTE

$2,900,000.00                              February 28, 2007

            FOR VALUE RECEIVED, Sibling Theatricals, Inc., a Delaware corporation (a wholly owned subsidiary of Sibling Entertainment Group, Inc., a New York corporation) having an office at 511 West 25th Street, Suite 503, New York, NY 10001 ("Maker"), promises to pay to Lynne Foster, an individual residing at 2434 Greens Avenue, Henderson, NV 89014 ("Payee"), in lawful money of the United States of America, the principal sum of Two Million Nine Hundred Thousand Dollars ($2,900,000.00), together with interest in arrears on the unpaid principal balance at an annual rate equal to the Prime Interest Rate plus one percent in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

            This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase and Shareholders' Agreement, dated February 28, 2007, by and between Maker, Payee, Dick Foster, and Dick Foster Productions, Inc. (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS

1.1 PRINCIPAL AND INTEREST

            The principal  amount of this Note shall be due and payable in three
(3) equal annual installments as follows:

                  (i)   $600,000.00 on May 29, 2007;

                  (ii)  $1,150,000.00 on November 25, 2007; and

                  (iii) $1,150,000.00 on November 25, 2008.

            Interest on the unpaid principal balance of this Note shall be calculated annually, and due and payable together with each payment of principal.

1.2 MANNER OF PAYMENT

            All payments of principal and interest on this Note shall be made by certified or bank cashier's check at 2434 Greens Avenue, Henderson, NV 89014 or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing at least five (5) Business Days prior to the payment due date. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York.

1.3 PREPAYMENT


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            Maker may, without premium or penalty,  at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

1.4 RIGHT OF SET-OFF

            Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in
Section 10.8 thereof.

2. DEFAULTS

2.1 EVENTS OF DEFAULT

            The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

            (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for thirty (30) days after Payee notifies Maker in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

            (b) If,  pursuant  to or within the  meaning  of the  United  States
Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

            (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

2.2 NOTICE BY MAKER

            Maker shall notify Payee in writing within ten days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 REMEDIES

            (a) Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option,
(i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies


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available to it under applicable law, including,  without limitation,  the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

            (b) Anything herein to the contrary notwithstanding, if the Sellers elect to exercise the Buy-back Option provided in Section 3.7(c) herein, all of the Maker's obligations hereunder shall be deemed satisfied and this Promissory Note shall be null and void.

3. MISCELLANEOUS

3.1 WAIVER

            The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2 NOTICES

            Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

3.3 SEVERABILITY

            If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4 GOVERNING LAW

            This Note will be governed by the laws of the State of New York without regard to conflicts of laws principles.

3.5 PARTIES IN INTEREST

            This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.


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3.6 SECTION HEADINGS, CONSTRUCTION

            The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

            All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

3.7 REVERSION OF STOCK UPON PAYMENT DEFAULT AND SHARE BUY-BACK OPTION

            (a) In the event that the Maker shall fail to pay the first installment in accordance with Section 1.1(i) herein after a thirty (30) day cure period, the Payee shall have the right to demand the return of the Purchased Shares.

            (b) In the event that the Maker shall fail to pay the second installment in accordance with Section 1.1(ii) herein after a thirty (30) day cure period, the Maker shall be obligated to pay a penalty of $100,000 to Payee and shall have an additional thirty (30) day period to pay the second installment. If the second installment is not paid within such time period, the Payee shall have the right to demand the return of the Purchased Shares.

            (c) In the event that the Maker shall fail to pay the third installment in accordance with Section 1.1(iii) herein, the Payee may upon written notice (the "Buy-Back Notice") to the Maker, given after the expiration of any applicable cure period, elect to repurchase the Shares (pro rata), in full satisfaction of any and all obligations of the Maker to the Payee arising hereunder, in the Agreement or any agreement delivered pursuant hereto, for the sum of Two Million ($2,000,000) dollars. The closing with respect to such repurchase shall occur no later than 120 days following the date of the Buy-Back Notice.

            IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

Sibling Theatricals, Inc.


By: /s/ Mitchell Maxwell
    ------------------------
Name: Mitchell Maxwell
Title: President


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